Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Appoints Anton Gueth Chairman of the Board

DUBLIN OHIO January 11, 2016 — Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), announced that its Board of Directors has appointed board member Anton Gueth to the position of Chairman. Mr. Gueth succeeds Gordon Troup who joined Navidea's Board of Directors in July 2008 and was named as Chairman of the Board in August 2011. Although Mr. Troup has stepped down as Chairman, he continues to serve as a director on the Board.

“For some time now, I have felt that as we progressed our strategy to unlock the full potential of our Manocept™ technology platform, the time would come for a new and highly qualified industry leader to assume the role of Navidea’s Chairman,” said Mr. Troup. “We believe Anton will provide a strong commercial presence on the Board and help strengthen our ability to transform Navidea into a leader in the development and commercialization of both immunodiagnostic and immunotherapeutic products.”

Mr. Gueth brings over 30 years of global finance and operating experience in the pharmaceutical and healthcare industries. He is currently Managing Director of EVOLUTION Life Science Partners. He is also the founder and Managing Partner of Gueth Consulting LLC, a consulting firm focusing on pharmaceutical and biotechnology clients in the areas of licensing, early stage financing and alliance management and was previously a Managing Director of Burrill Securities. His career includes nearly 19 years with Eli Lilly and Company ("Lilly"), most recently as director of Alliance Management. He also served as General Manager of Lilly's African and Middle Eastern operations; Vice President of Financial Planning and Treasury of PCS Health Systems; as well as other sales, marketing, operations and financial positions. Mr. Gueth earned a Masters Degree in agricultural economics from the Justus Liebig University in Giessen, Germany, as well as a Masters Degree in public affairs from Indiana University. He is currently a member of the Board of Directors of Antares Pharma.

“I am excited to take on this expanded role and look forward to partnering with Rick and the rest of the Board to advance our immunotherapeutic program and extend our commercial success to unlock the full potential of the Manocept platform. I share Rick’s commitment to improving our corporate governance and shareholder engagement in 2016 as we believe good corporate governance yields improved value for shareholders," said Mr. Gueth.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products and platforms including Manocept™ and NAV4694 to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making, targeted treatment and, ultimately, patient care. Lymphoseek® (technetium Tc 99m tilmanocept) injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013 and in Europe in November 2014. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals

Investors

Tom Baker, 617-532-0624
tbaker@navidea.com

or

Media
Sharon Correia, 978-655-2686
Associate Director, Corporate Communications

or

David Shull or Chris Hippolyte, 858-717-2310

david.schull@russopartnersllc.com

Chris.hippolyte@russopartnersllc.com

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